UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2022

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

982 Keynote Circle
Brooklyn Heights, OH 44131
(Address of Principal Executive Offices) (Zip Code)
(216) 676-2000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	EAF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2022, the Board of Directors (the “Board”) of GrafTech International Ltd. (the “Company”) appointed Marcel Kessler to the position of Chief Executive Officer and President of the Company, effective July 1, 2022. David J. Rintoul, the Company’s current Chief Executive Officer and President, previously informed the Company of his intention to retire from the Company and resign from the Board effective as of June 30, 2022.

Mr. Kessler, age 55, previously served as the President and Chief Executive Officer of Pason Systems Inc. (TSX: PSI) (“Pason”), a global provider of specialized data management systems for oil and gas drilling, from 2011 to 2020, and has been a director of Pason since 2012 and is currently serving as the Chairman of the Board of Directors of Pason. Before joining Pason in 2011, Mr. Kessler was President, North America, of Exploration Logistics Group, an assistance, medical, safety and security solutions provider, President and Chief Executive Officer of CCR Technologies, a provider of solvent reclaiming services, and was a Partner at McKinsey & Company, a management consulting firm. Mr. Kessler holds a Diploma with Distinction as Engineer in Food Science and Technology from the Swiss Federal Institute of Technology and a Masters in Finance from the London Business School.

In connection with Mr. Kessler’s appointment, the Company’s operating subsidiary entered into an Employment Agreement with Mr. Kessler that is expected to become effective on July 1, 2022. Pursuant to the Employment Agreement, Mr. Kessler will receive an annual base salary of $750,000 per year. Mr. Kessler’s base salary for 2022 will be prorated based on his start date. Mr. Kessler will also be eligible to participate in the Company’s Short-Term Incentive Plan (“STIP”) with a target annual incentive opportunity equal to 100% of his annual base salary and a maximum opportunity equal to 200% of the target annual incentive opportunity. Mr. Kessler will also participate in the Company’s long-term equity incentive compensation program commensurate with his new position. For 2022, Mr. Kessler will receive restricted stock units and stock option awards, and in each case, the number to be granted will be equal to the quotient of $500,000 divided by the average closing price of GrafTech common stock for the thirty days immediately preceding the date of grant. The options will have an exercise price equal to the closing price of GrafTech common stock on the date of the grant. The awards will generally vest ratably over five years on each anniversary of the date of grant and are expected to be granted on or around July 1, 2022. The Company will reimburse Mr. Kessler for all reasonable relocation-related expenses in connection with his relocation to the greater Cleveland, Ohio area; provided however, that the aggregate amount of such reimbursement shall not exceed $100,000. The Company expects Mr. Kessler to serve his first year as Chief Executive Officer and President at the offices of the Company’s subsidiary in Bussigny, Switzerland before relocating to the Company’s corporate headquarters in Brooklyn Heights, Ohio. Mr. Kessler will receive an automobile allowance or reimbursement for certain transportation expenses, as the case may be, and reimbursement for reasonable financial and tax counseling services; provided, however, that the sum total amount of the automobile allowance, transportation expenses reimbursement and reimbursement for reasonable financial and tax counsel services shall not exceed $25,000 per year. The Company will pay, or Mr. Kessler shall be reimbursed, for Mr. Kessler’s reasonable legal fees incurred in negotiation and executing the Employment Agreement up to a maximum amount of $20,000. In addition, the Company will provide a housing allowance in an amount not to exceed CHF 50,000 (approximately $52,000) for up to one year while Mr. Kessler is working from Switzerland. Mr. Kessler will be eligible to participate in Company-sponsored benefits, including health benefits and a 401(k) plan or a defined contribution retirement plan, depending on his country of residence, as the case may be. Pursuant to the Employment Agreement, if the Company terminates Mr. Kessler’s employment without Cause (as defined in the Employment Agreement) (other than due to death or Disability (as defined in the Employment Agreement)), or Mr. Kessler resigns for Good Reason (as defined in the Employment Agreement), the Company, shall, among other things, pay to Mr. Kessler a lump sum cash amount equal to the sum of Mr. Kessler’s annual base salary and the target annual short term incentive opportunity then in effect, subject to Mr. Kessler executing a release of claims. Mr. Kessler will also be subject to customary non-competition and non-solicitation restrictions for 12 months each following any termination of employment, as well as customary confidentiality requirements.

On June 27, 2022, the Board also appointed Mr. Kessler to the Board, effective July 1, 2022, filling the vacancy resulting from Mr. Rintoul’s resignation from the Board as of the end of June 2022. Accordingly, Mr. Kessler will serve as a Class II director with his term expiring at the annual meeting of stockholders to be held in 2023. The Board does not expect Mr. Kessler to be named to any committees of the Board. Mr. Kessler will not receive any additional compensation for service as a director. Mr. Kessler is qualified to serve on the Board primarily as a result of his prior chief executive officer and board experience and leadership skills.

There are no family relationships between Mr. Kessler and any other any director or executive officer of the Company and there are no arrangements or understandings between him and any other person pursuant to which he was selected for his position or directorship. There are no related person transactions involving Mr. Kessler that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The Company intends to enter into an indemnification agreement with Mr. Kessler. The form of indemnification agreement was previously filed with the Securities and Exchange Commission on March 26, 2018 as Exhibit 10.15 to the Company’s Registration Statement on Form S‑1/A (Registration No. 333‑223791) and is incorporated herein by reference.

As part of the Company’s transition process, on June 27, 2022 the Company’s operating subsidiary entered into a Consulting Agreement regarding Mr. Rintoul that is expected to become effective July 1, 2022. Pursuant to the Consulting Agreement, Mr. Rintoul will provide consulting services supporting the transition of the chief executive officer and president position to Mr. Kessler plus other reasonably related tasks. The term of the Consulting Agreement expires on December 31, 2022, unless terminated earlier. Under the Consulting Agreement, the Company or its affiliate will pay, subject to applicable taxes, a fixed monthly fee of $133,333.33 throughout the term and reimburse Mr. Rintoul for actual, reasonable and documented out-of-pocket fees or expenses incurred in connection with providing the consulting services. Mr. Rintoul will execute a release of claims in connection with the Consulting Agreement, and will adhere to certain Company policies and customary restrictive covenants. Pursuant to the Consulting Agreement, Mr. Rintoul agrees to seek and receive approval from the Company’s Chief Executive Officer and President or the Chairman of the Board prior to taking on certain other business activities outside the scope of his consulting services.

The foregoing descriptions of the Employment Agreement and Consulting Agreement are qualified in their entirety by reference to the full text of the Employment Agreement and Consulting Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. A copy of the press release attached hereto as Exhibit 99.1 is also incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated June 27, 2022 by and between GrafTech International Holdings, Inc. and Marcel Kessler
10.2	Consulting Agreement, dated June 27, 2022 by and between GrafTech International Holdings, Inc. and Rintoul Consulting Services, LLC
99.1	Press release of GrafTech International Ltd., dated June 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	June 28, 2022	By:	/s/ Timothy K. Flanagan
Timothy K. Flanagan
Chief Financial Officer, Vice President Finance and Treasurer